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                                                                 Exhibit 10.(ix)

                                    CONTRACT
                                    BETWEEN
                         NEVADA MANHATTAN MINING, INC.
                                      AND
                   HARRISON WESTERN CONSTRUCTION CORPORATION




                                     DATED

                                    6/12/96
                         -----------------------------
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                                     INDEX
--------------------------------------------------------------------------------
ARTICLE ONE               DEFINITIONS

                          1.1     Contract Documents
                          1.2     Other Contractor
                          1.3     Owner's Representative
                          1.4     Owner's Representative's Decision
                          1.5     Subcontractor
                          1.6     Work

ARTICLE TWO               TIME OF COMPLETION

ARTICLE THREE             SCOPE OF WORK

                          3.1     Scope
                          3.2     Generalization of Description
                          3.3     Site Location
                          3.4     Variations, Additions or Deletions

ARTICLE FOUR              AGREEMENTS OF CONTRACTOR

                          4.1     Observance of Laws
                          4.2     Contractor's Understanding
                          4.3     Oral Modifications
                          4.4     Contractor's Organization
                          4.5     Progress Charts
                          4.6     Employees
                          4.7     Job Assignments and Classification
                          4.8     Personnel Policies
                          4.9     Project Manager
                          4.10    Performance
                          4.11    Defective Work
                          4.12    Inspection of Work
                          4.13    Equipment Requirements
                          4.14    Building Maintenance
                          4.15    Work Correlation
                          4.16    Permits
                          4.17    Qualification
                          4.18    Liens
                          4.19    Contractor's Responsibility

ARTICLE FOUR              AGREEMENTS OF CONTRACTOR

                          4.20    Hand Tools
                          4.21    Protection of Work and Property
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                          4.22    Subcontracts
                          4.23    Subcontractor's Compliance
                          4.24    Wage Rates
                          4.25    Use of Premises
                          4.26    Temporary Buildings
                          4.27    Temporary Roads
                          4.28    Construction Facilities
                          4.29    Cleaning Up
                          4.30    Purchasing Services

ARTICLE FIVE              AGREEMENTS OF OWNERS

                          5.1     Observance of Laws
                          5.2     Permits
                          5.3     Owner's Representative
                          5.4     Timely Approvals

ARTICLE SIX               REIMBURSEMENT OF COSTS

                          6.1     Reimbursable Costs
                          6.2     Non-Reimbursable Costs
                          6.3     Advance of Funds
                          6.4     Availability of Records

ARTICLE SEVEN             PAYMENT

                          7.1     Contractor's Fee

ARTICLE EIGHT             INSURANCE

                          8.1     Workmen's Compensation
                          8.2     Commercial General Liability
                          8.3     Business Auto Policy
                          8.4     Umbrella Liability
                          8.5     Insurance Coverage
                          8.6     Additional Insured
                          8.7     Insurance Certificates
                          8.8     Bond
                          8.9     Subcontractors' Insurance

ARTICLE NINE              TAXES
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ARTICLE TEN               GENERAL

                          10.1    Notices
                          10.2    Ownership of Data
                          10.3    Drawings and Specifications
                          10.4    Continuance of Work
                          10.5    Assignment
                          10.6    Waiver
                          10.7    Captions
                          10.8    The Owner's Right To Do Work
                          10.9    Use of Completed Portions
                          10.10   Law Governing
                          10.11   Third Party Beneficiary
                          10.12   Force Majeure
                          10.13   Warranty

ARTICLE ELEVEN            TERMINATION - SUSPENSION

ARTICLE TWELVE            COMPLETION OF WORK

ARTICLE THIRTEEN          ARBITRATION

ARTICLE FOURTEEN          EQUAL EMPLOYMENT OPPORTUNITY

ARTICLE FIFTEEN           WITHDRAWAL OF WORK

APPENDICES                LABOR COSTS

                          EQUIPMENT RENTAL RATES
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         THIS CONTRACT, made as of this   6th   day of   June    1996, by and
between Nevada Manhattan Mining, Inc., a   Nevada corporation (being and
hereinafter called "Owner") and Harrison Western Construction Corporation, a Colorado corporation (being and hereinafter called "Contractor").

                                  WITNESSETH:
         That, in consideration of the mutual agreements hereinafter contained, Owner and Contractor agree as follows:

                                  ARTICLE ONE
                                  DEFINITIONS
         The terms defined in this ARTICLE ONE, wherever used in this Contract, shall, unless the context shall otherwise require, have the respective meanings hereinafter specified in this ARTICLE ONE.
1.1      The "Contract Documents" consist of:
         a.      This Contract and appropriate appendices.
         The Contract supersedes all previous negotiations and constitutes the entire agreement between the parties.
1.2 "Other Contractor" shall mean an individual, partnership, or corporation having a direct contract with the Owner for work involved in the Owner's general project, but outside the scope of this Contract, and shall include any Subcontractor of any Other Contractor.
1.3 "Owner's Representative" means the person from time to time designated, by written notice to Contractor, by Owner as Owner's Representative.
1.4 "Owner's Representative's Decision" or any like terms appearing in the Contract




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shall at all times be the decision of a reasonable and prudent man.
1.5 "Subcontractor" shall mean an individual, partnership, or corporation having a direct contract with the contractor for the performance of any part of the Work to be performed under this Contract.
1.6 "Work" includes all labor, superintendency, materials, supplies, equipment, and all other items necessary to perform this Contract, and the furnishing of all material or equipment required for either temporary or permanent use in connection with such performance.
1.7 "Contractor's Representative" means the person from time to time designated, by written notice to Owner, by Contractor as Contractor's Representative.

                                  ARTICLE TWO
                               TIME OF COMPLETION
2.1 Work shall be commenced on a date mutually agreed to by the parties. Contractor agrees that it will use its best efforts to complete the Work in a timely, cost efficient manner.

                                 ARTICLE THREE
                               SCOPE OF THE WORK
3.1      SCOPE OF WORK -- The Work to be performed hereunder shall include
         -       Rehabilitation of an existing decline.
         - Rehabilitation of underground workings of the Manhattan Consolidated Mine.
         - Extension of a decline and related drifting to the WC-49 area and White Caps Shaft.




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         -       Mining of ore from Manhattan Consolidated workings, WC-49 area and other locations designated by the Owner. Delivery of ore to locations designated by Owner.
         - From time to time the Owner may elect to add other Works subject to a written change order.
         Under mutual agreement, the Work scope may be expanded to include:
         -       Rehabilitation of the White Caps Shaft.
         -       Mining White Caps Mine.
         -       Conversion of contract form to unit price for mining.
3.2 GENERALIZATION OF DESCRIPTION -- The itemization appearing in the foregoing does not purport to be a complete description of the features and details of the required construction work and all such items are subject to change and development as hereinafter provided.
3.3      SITE LOCATION -- The site of the Work is Manhattan, Nevada.
3.4 VARIATIONS, ADDITIONS, OR DELETIONS -- Owner may at any time and from time to time by written notice to Contractor make variations, additions, or deletions to the definitive scope of the Work to be performed under this ARTICLE THREE.

                                  ARTICLE FOUR
                            AGREEMENTS OF CONTRACTOR
In addition to and without restricting the agreements and undertakings of Contractor set forth elsewhere in this Contract:

4.1 OBSERVANCE OF LAWS -- Contractor agrees that it will observe and abide by all applicable laws, rules, regulations, and ordinances of the United States and the State of Nevada and of any subdivision of and of any Federal or State governmental agency in




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the performance of the Work.  Contractor will ensure that its Subcontractors and their employees observe all such laws, rules, regulations, and ordinances.
4.2 CONTRACTOR'S UNDERSTANDING -- Contractor has by careful examination, informed itself as to (a) the amount, nature, and location of the Work, (b) the nature of the water and the ground conditions at the site of the Work, (c) the conditions of adjoining properties, roads, and structures, (d) the character, quality, and quantity of materials to be encountered, (e) the character of the equipment and facilities needed preliminary to and during the prosecution of the Work, (f) the availability of labor for the Work (g) the availability of facilities for housing and feeding employees, (h) the availability of transportation to the sites of the Work, and (i) other general and local conditions which can in any way affect the Work.
4.3 ORAL MODIFICATIONS -- Any oral agreements or conversation by Contractor with any officer, agent, or employee of Owner, either before or after the execution of this Contract, shall not affect or modify any of the terms or obligations contained herein.
4.4 CONTRACTOR'S ORGANIZATION -- Contractor represents and warrants that it has available to it the key organization, financial means and experience required for, and that it is skilled in, the performance of the Work hereunder.
4.5 PROGRESS CHARTS -- Contractor shall furnish to the Owner a progress schedule. The Contractor also shall prepare a progress chart made in the form of a plan, at suitable scale, which shall indicate the salient features of the Work, with symbols to indicate the progress. All Work under this Contract shall be done in such order and by such method as shall produce the maximum economy, safety, and speed, and as shall be approved by the Owner's Representative.
         Further, the Contractor shall submit such other reports as Owner may reasonably request bearing on the performance of the Work and the cost of any changes in the Work or Extra Work.




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4.6      EMPLOYEES -- Excepting as in this Contract otherwise expressly provided, Contractor agrees that it will employ in its own name and furnish and supply at the time and in the manner hereinafter set forth, all labor, supervision, superintendency, and like services required in connection with the construction of the shafts and entries.
         Contractor shall at all times enforce strict discipline and good order among its employees, and shall not employ on the Work any unfit person or anyone not skilled in the Work assigned to him. Whenever the Owner's Representative shall notify the Contractor, in writing, that any man on the Work is, in his opinion, incompetent, unfaithful, disorderly, or otherwise unsatisfactory, such man shall be discharged from the Work and shall not again be employed in it, except with the consent of the Owner's Representative. Neither party to this Contract shall employ or hire any employee or former employee of the other party or Other Contractors without the consent of the other party and neither party will proselytize any employees of the other party during the life of this Contract. The Contractor shall comply with all provisions of the Workmens' Compensation Act and other laws of the State of Nevada relating to or affecting the employment of labor.
4.7 JOB ASSIGNMENTS AND CLASSIFICATION -- Contractor shall furnish a complete list of the employees, exclusive of manual employees, which it contemplates will work entirely or part time on the Work for written approval of Owner, which written approval shall not be unreasonably withheld. Such list shall be revised from time to time as conditions may require, such revisions to be subject to Owner's written approval. Contractor shall not be entitled to reimbursement for wages and salaries paid to employees disapproved by Owner, nor shall Contractor be entitled to reimbursement for the portion of wages and salaries which are in excess of those approved by Owner. The foregoing list, as revised from time to time, shall include the names of the individual employees, their respective wage rates and job classifications. Any changes or





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additions to the aforementioned list, including job reclassifications, shall be subject to the approval of Owner in writing.
         A Salary Range Schedule will be submitted for the approval of the Owner, defining classifications of hourly rated employees and respective hourly rates and fringe benefits. Changes in said Salary Range Schedule or any part thereof, shall be subject to Owner's prior written approval.
4.8 PERSONNEL POLICIES -- Contractor will promptly submit to Owner a statement outlining its personnel policies with respect to manual and supervisory employees, including without being limited to, recruiting, reimbursement for travel, hours of work, term of employment, and rates of employees' pay. Contractor agrees that it will not charge wages in excess of the rates prescribed in such schedules or change other provisions of its personnel policy without first submitting such changes to Owner sufficiently in advance to allow for consideration, discussion, and approval by Owner.
4.9 PROJECT MANAGER -- Contractor designates Robert Martin as Project Manager for Contractor's operations who shall be responsible for carrying out Contractor's obligations hereunder and upon or to whom all requests and notices from Owner to Contractor may be served or delivered as provided in ARTICLE TEN hereof. Contractor may designate such assistants to the Project Manager as may be suitable. Whenever Contractor shall employ workers at the site of the Work, such Project Manager, or his designee, shall at all times be available at the site of the work. The Project Manager so designated by Contractor shall not be changed except with the written consent of Owner, unless the Project Manager shall prove to be unsatisfactory to the Contractor or shall cease to be in its employ.
4.10 PERFORMANCE -- Contractor agrees that it will perform all Work in a good workmanlike manner to the end that the Work may be completed properly and as expeditiously as possible, that the Work shall be done in the manner required by plans





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and specifications approved by Owner and the same shall be subject at all times to the inspection and written approval of Owner's Representative.
4.11     DEFECTIVE WORK -- At Owner's request, in writing, any time within one
(1) year following Owner's acceptance of each major segment of the Work, Contractor agrees to repair, replace, or correct any defective workmanship performed or furnished by Contractor, as the case may be, under this Contract, relative to such segment. For any such repair, replacement or correction work, Contractor shall be paid its costs of such work determined in accordance with the reimbursement of costs provisions of this Contract. If and to the extent that any defects or deficiencies in contract work, or in equipment, machinery, or materials, are due to the willful or negligent acts or omissions of Contractor or any of its subcontractors, the remedial work shall be performed at Contractor's expense, without reimbursement by Owner.
4.12 INSPECTION OF WORK -- The Owner's Representative shall at all times have access to the work wherever it is in preparation or progress, and the Contractor shall provide facilities for such access and for inspection. All Work and materials done or furnished by the Contractor hereunder shall be of the kind and quality described in said Specifications and shall be first-class throughout. Full opportunity shall be given the Owner's Representative to make such inspection as he may desire at the site of the Work, and/or in the case of materials manufactured by or for the Contractor at the works of the manufacturer thereof. The decision of the Owner's Representative that any materials or workmanship are not of the proper quality or do not comply with the Drawings and Specifications and with the provisions hereof shall be final and conclusive upon the Contractor and the Contractor shall promptly remove any such material or Work and replace it with material and Work of the proper quality, or correct any such defects in such other manner as the Owner's Representative may direct. Any failure on the part of the Owner's Representative or the Owner to inspect any material or



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workmanship at any time or to reject the same shall not be deemed to be an acceptance of any defective material or workmanship, and shall not prevent subsequent inspection and rejection thereof. The Contractor further agrees that in case any defects appear in the Work within one year after the date of final completion and acceptance, which defects in the opinion of the Owner's Representative are due to or caused by defective material or workmanship or by failure of the Contractor to perform the Work in accordance with the Drawings and Specifications of this Contract, the Contractor will replace the defective Work with Work of the proper quality or otherwise remedy such defects as the Owner's Representative may direct. For the correction of any such defective work performed or furnished by Contractor, Contractor shall be paid its cost of such Work determined in accordance with the reimbursement provisions of this Contract, without fee or profit, for or account of such Work. Defects in any Work performed by a Subcontractor will be corrected by such Subcontractor pursuant to the terms and conditions of its subcontract. In the event of a failure by a Subcontractor to correct the defective Work for which it is responsible, Contractor will correct such defective Work under the terms and conditions of this Contract and take such legal action against the Subcontractor for the benefit of Owner as Owner shall reasonably determine.
4.13 EQUIPMENT REQUIREMENTS -- Contractor shall prior to performing any Work hereunder, advise Owner of the types and numbers of various pieces of construction equipment needed to complete the Work and the rental rates therefor (Attachment Equipment Rental Rates). Contractor will furnish the equipment needed; however, no equipment is to be purchased or rented by Contractor without Owner's prior knowledge and written approval, and such purchase or rental shall be made in accordance with Section 4.30 hereof.



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4.14     BUILDING MAINTENANCE -- Contractor will maintain and keep in good repair all buildings that may be supplied to it by Owner, and upon demand of Owner will return the same to Owner in as good condition as when received, ordinary wear and tear and loss, damage, or destruction for which Contractor is not responsible under Section 4.19 hereof excepted. Contractor shall maintain, staff, and operate all Contractor shops and offices necessary in connection with the Work.
4.15 WORK CORRELATION -- Contractor recognizes that the Work to be performed by it may be done on the Project in part at the same time as the performance of other work by Other Contractors, or by Subcontractors, or by Owner, and Contractor agrees that it will cooperate with such Other Contractors and Subcontractors and Owner in the correlation of all such Work and in the maximum elimination of all interference among those concerned.
4.16 PERMITS -- Contractor shall procure all necessary permits, licenses, consents, and authority which normally may be required of a Contractor from public or private interests in connection with and necessary for the performance of the Work, and shall cooperate with Owner in procuring any such permits, licenses, consents, and authority required by Owner.
4.17 QUALIFICATION -- Contractor agrees to take all necessary steps to qualify itself or maintain its qualification to do business in the State of Nevada.
4.18 LIENS -- The Contract retainage of ten percent (10%) of the average of the last twelve (12) monthly invoices shall not become due until the Contractor, if required, shall have delivered to the Owner a complete release of all liens arising from the performance of the Work under this Contract, or receipts in full in lieu thereof and, if required in either case, an affidavit that so far as the Contractor has knowledge or information the release and receipts include and cover all bills for labor or material for which a lien could be filed;

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but the Contractor may, if any Subcontractor shall refuse to furnish a release or receipt in full, furnish a bond satisfactory to the owner to indemnify the Owner against any lien.
         The Contractor shall promptly pay all just claims for labor, material or other costs in and about the performance of the Work, and the Contractor expressly covenants and agrees that no lien shall be filed either by the Contractor or by any Subcontractor, workman, or materialman against the property of the Owner for any Work done or materials furnished in or for the performance of the Work. The Contractor further agrees that if, notwithstanding the foregoing covenant, any liens should be filed by any Subcontractor, workman, or materialman against the property of the Owner or any part thereof or in case any attachment, mesne, or otherwise should be levied by any such Subcontractor, workman, or materialman against any moneys then due or to become due to the Contractor from the Owner under this Contract, the Contractor will promptly discharge by bond or otherwise such lien or attachment and will indemnify and protect the Owner against any loss or expense in connection therewith, including in such expense counsel fees which the Owner may reasonably incur for its protection. And as further protection to the Owner, the Contractor agrees that in case the Owner shall at any time have reason to believe that the Contractor has not paid or is not paying all proper claims for labor, service, and material done or furnished in or about the performance of the Work, which claims might under any law or statute form the basis of a lien against the property of the Owner, the Owner may at its option withhold all or any part of any moneys then or thereafter due the Contractor hereunder until it shall have been furnished with a certificate from the proper public officials that there are not any such liens undischarged of record and reasonably convincing proof that there are no unsettled claims which may become liens. In case the Contractor shall fail to pay such claims within thirty (30) days after payment of the same shall be due, the Owner at its option may pay out of the moneys so retained the amount of such claims and the

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amount so paid shall be considered as payment on account of moneys due or to become due the Contractor hereunder.
4.19 CONTRACTOR'S RESPONSIBILITY -- The Contractor shall be an independent Contractor and not an agent or representative of the Owner. The Contractor shall assume all responsibility for the Work under its control and supervision and take all reasonable precautions to prevent injuries to persons and property on or adjacent to the Work. The mention of any specific duty or liability of the Contractor in any part of this Contract shall not be construed as a limitation or restriction upon any general liability or duty imposed on the Contractor by this Contract or by Law. The Contractor shall be solely responsible for the safety of the Work under its control and supervision and of all equipment and materials to be used in connection therewith until final completion thereof and shall promptly repair any damage thereto, however caused, with the cost of such damage to be borne by Owner. Contractor hereby agrees to indemnify and hold harmless the Owner against and from all losses, damages, injuries, and deaths (including losses or damage to property of the Owner occupied, used by or in the care, custody, or control of the Contractor or in proximity to the site of said Work and including injuries or deaths sustained by any employee, workman, servant, or agent of Contractor or any of its Subcontractors), and all claims and liabilities therefore, arising out of said Work caused in whole or in part by any act or omission, negligent or otherwise, of Contractor or any of its Subcontractors or of any employee, workman, servant, or agent of Contractor or any of its Subcontractors, to the extent that such losses, damages, injuries, or deaths are covered by insurance policies obtained by Contractor or its Subcontractors pursuant to ARTICLE EIGHT hereof or otherwise provided in this Contract.
4.20 HAND TOOLS -- Contractor shall, in accordance with Section 4.30, purchase all hand tools to be used in the performance of the Work. Contractor agrees to exercise

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due care in the maintenance and control of the hand tools with the objective of delivering the Owner at the completion of the Work, all such hand tools, reasonable loss through normal wear and tear and normal hazards excepted.
         Contractor's control procedure for hand tools shall be subject to Owner's approval. Owner, at its discretion, may, by written notice to Contractor modify this procedure with respect to the furnishing of tools to the extent of furnishing all or part of the hand tools to be furnished by Contractor.
4.21 PROTECTION OF WORK AND PROPERTY -- The Contractor shall perform the Work in such a manner as to maintain adequate protection from damage from all causes whatsoever. It shall protect the Owner's property from damage or loss arising in connection with this Contract. It shall adequately protect adjacent property and roads as provided by laws and this Contract. It shall provide and maintain all passageways, guard fences, lights, watchmen, and other facilities for protection required by public authority or local conditions. The
Contractor shall take all reasonable precautions in the performance of the Work to protect the health and safety of its employees, the employees of Other Contractors and Subcontractors, and of members of the public, and to minimize the danger from all hazards to life and property, and shall comply with the health, safety, inspection, and fire protection laws and regulations of the United Sates and the State of Nevada and all political subdivisions having jurisdiction in the premises, and all regulations and requirements thereto prescribed by Owner. In any emergency affecting the safety of life or risk of loss or of damage to the Work or adjoining property, the Contractor, without special instruction or authorization, shall act to prevent such threatened loss or damage or injury. Any compensation claimed by the Contractor on account of such emergency work shall be determined by agreement between the Owner and the Contractor.

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4.22     SUBCONTRACTS -- The Contractor shall as soon as practicable notify the
Owner in writing of the name of any subcontractors it proposes to employ. The Contractor shall not employ any Subcontractors except with the prior written approval of the Owner as to the identity and competency of the Subcontractor and the form of the proposed subcontract, it being understood that each Subcontractor shall be obligated to comply with each provision hereof in the performance of Work thereunder in the same manner as the Contractor itself would have been. Each such Subcontract shall contain provisions not inconsistent with the provisions of this Contract. The Contractor shall be responsible for the proper performance of subcontracted work.

4.23 SUBCONTRACTOR'S COMPLIANCE -- Contractor shall provide and pay, and require his Subcontractors if any, to provide and pay, and to secure payment of:

         a. Compensation for occupational diseases and for injuries sustained by or death resulting to employees of Contractor and its Subcontractors, as required by law.

         b. Contributions and payments with respect to employees of Contractor and its Subcontractors to unemployment compensation funds when and as required by applicable unemployment compensation laws.

         Contractor shall furnish to Owner's Representative satisfactory evidence that Contractor and its Subcontractors have complied fully with all of the requirements of law and shall save harmless owner from and against any and all actions, claims, damages, and costs resulting from their failure fully to comply with all such laws.

4.24 WAGE RATES -- Wage rates shall not be in excess of those normally in effect in this area and the Owner reserves the right to prior approval of wage rates and employment conditions (Appendix - Labor Costs).

4.25 USE OF PREMISES -- The Contractor shall confine its equipment, the storage of materials and the operations of workmen to limits indicated by law, ordinance or permits or directions of the Owner and of the Owner's Representative, and shall not unreasonably encumber the premises with its material and equipment. The Contractor








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

shall confine its employees' parking to those areas that may be designated from time to time by the Owner's Representative.

         The Contractor shall enforce the Owner's instructions regarding signs, advertisements, fires, and smoking.

4.26 TEMPORARY BUILDINGS -- The Contractor shall provide such temporary buildings as may be needed for the execution of the Work. The location of all such buildings shall be subject to the approval of the Owner's Representative.

4.27 TEMPORARY ROADS -- Prior to constructing any lay-down areas, shop facilities, parking areas or temporary work roads into and at the site of the Work, Contractor shall prepare and submit to Owner's Representative for approval a plan for the location of such facilities. Contractor shall secure, also, Owner's Representative's approval for any additional temporary facilities that subsequently may have to be construed from time to time. If any facility is constructed without Owner's Representative's written approval, Owner's Representative may require its movement or removal at the Contractor's expense. Approvals of Owner's Representative to such plan and such additional temporary work roads shall not be unreasonably withheld.

         The Contractor assumes all responsibility for the maintenance of property and roads surrounding or adjoining the Work.

4.28 CONSTRUCTION FACILITIES -- The Contractor shall provide all light, heat, power, water, including potable water, office space, outdoor and indoor storage areas, sanitary facilities, equipment lay-down areas, and other temporary facilities as it may require in connection with the Work.

4.29 CLEANING UP -- The Contractor shall at all times keep the premises free from accumulation of waste material or rubbish caused by its employees or its operations, and at the completion of the Work shall remove from and about the site all rubbish produced in the Work and all the Contractor's tools, equipment, buildings, and surplus







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
materials. Waste and rubbish shall not be disposed of in the rock stockpiles produced by disposal of excavated material.

4.30 PURCHASING SERVICES -- Contractor shall perform such purchasing services as may be requested by Owner in connection with the Work, subject to the following conditions:

         a. All orders, contracts, subcontracts and obligations placed by Contractor for the Work shall be in Contractor's name. Contractor will prepare and furnish to Owner's Representative copies of all requisitions, purchase orders, and contracts, including design and engineering specifications, for purchase of materials, supplies, machinery, and equipment to be obtained by Owner or Contractor. Contractor will obtain proposals or bids, analyze and evaluate proposals or bids and will make recommendations to Owner's Representative concerning purchase orders, subcontracts and contracts to be placed by Contractor or Owner, as Owner may determine. Contractor will work closely with Owner's Representative to ensure that all items to be purchased or procured is on a basis which is in the best interest of the Owner, taking into consideration cost, use, quality, specification requirements, delivery, and purchasing policies of Owner. Contractor will submit major purchase requisitions to the Owner's Representative for prior written approval of Owner before purchasing.

         b. Contractor will take all reasonable precautions to make payment on behalf of Owner for all materials in such fashion which will enable it to take advantage of all cash discounts of the suppliers of the materials.

         c. For the benefit of Owner, Contractor shall obtain from equipment and material vendors warranties of performance and against defects in materials and workmanship to the extent that such warranties are reasonably obtainable, and liability of Contractor therefore shall be limited to such warranties so obtained.

                                  ARTICLE FIVE
                              AGREEMENTS OF OWNER

         In addition to and without restricting the agreements and undertakings of Owner set forth elsewhere in this Contract:

5.1 OBSERVANCE OF LAWS -- Owner agrees that it will observe and abide by all applicable laws, rules, regulations, and ordinances of the United States and the State of Nevada and of any subdivision of each of them in the performance of the Work.

5.2 PERMITS -- Owner shall procure, and contractor will assist in obtaining, all necessary permits, licenses, consents and/or authority which may be required of Owner from public or private interests in connection with and necessary for the performance of the Work.

5.3 OWNER'S REPRESENTATIVE -- Owner will promptly designate the Owner's Representative and will give Contractor written notice of such appointment and of any changes therein from time to time. The Owner's Representative shall be the authorized representative of Owner in connection with performance of the Work. Contractor is authorized and directed to accept, rely upon and act upon any requests, information, advice, notices, and written approvals given by the Owner's Representative as if given by Owner itself; provided, however, that Contractor shall not rely upon or act upon any thereof which shall have the effect of waiving any of the provisions of, or requiring any change in this Contract or in the plans and Specifications approved by Owner, unless the same are given in writing. The Owner's Representative shall have general supervision and direction of the Work so far as may be necessary to insure that it shall be performed in accordance with this Contract. The Owner's Representative shall decide all matters relating to the acceptability, the execution and progress of the Work but such direction by the Owner's Representative shall not relieve the Contractor of its full responsibility under this Contract except as is otherwise set forth in this Contract. The Owner's Representative may delegate a portion of these responsibilities upon written notice to the Contractor.

5.4 TIMELY APPROVALS -- All approvals and authorizations to be given by Owner under and pursuant to the provisions hereof will be given in a timely manner.

                                  ARTICLE SIX

                             REIMBURSEMENT OF COSTS

6.1 REIMBURSABLE COSTS -- Owner agrees that it will reimburse Contractor for the following costs and expenses incurred in connection with the Work.

         a. Salaries and wages of manual labor, workmen's compensation insurance premiums, employer's share of social security contributions, employer's share of unemployment compensation insurance contributions and other payroll taxes, and other charges against payroll in accordance with Appendix - Labor Cost.

         b. Salaries and wages of Contractor's field office staff incurred in the performance of the Work at the Manhattan, Nevada site, including, but not limited to, salaries and wages of supervisory employees, plus all other payroll costs and expenses in accordance with Appendix - Labor Cost.

         c. Cost of travel, subsistence, and other expenses directly chargeable to the Work, including living and traveling expenses of all officers or employees in visiting the mine site, and attending conferences. Reasonable moving, living, and traveling allowances of field supervisory and inspection staff in accordance with Contractor's standard practices, as approved by the Owner's Representative; provided, however, that reimbursement shall not be made to Contractor for costs which are reimbursed to Contractor by its other clients.

         d. Cost of all materials, machinery, hand tools, equipment, and supplies required in connection with the performance of the Work and the cost of purchase or rental of construction equipment in accordance with Section 4.13 hereof.

         e. All subcontracts made for the performance of the Work to the extent that such subcontracts have been approved in writing by Owner in accordance with Section 4.22 hereof.

         f. Long distance telephone calls and fax expenses associated with the Work.

         g. Cost of reproduction and computer services and the usage of electronic composing and related equipment in accordance with schedules approved by Owner in advance setting forth rates not to exceed current commercial rates, except for reproduction work in the field for which Contractor shall be reimbursed at actual costs.

         h. The cost of outside consultants providing the use thereof and the rates were first approved in writing by Owner, and incidental purchased labor and services.

         i. Such other items of direct cost reasonably and necessarily incurred by Contractor in the prosecution of the Work, including, but not limited to, the cost of incidental purchases, premiums on Owner-authorized insurance, labor, and services, to the extent such costs were paid or incurred pursuant to written approval of Owner.

         j. Such other items of indirect cost reasonably and necessarily incurred in the field in the performance of the Work as may be approved in writing by Owner, including, but not limited to, office supplies, furniture, and equipment, rent, light, heat, water, and local telephone services and accounting expenses.

         k. Such other items of indirect cost, if any, incurred in the performance of the Work not provided for elsewhere in this Contract as are specifically approved in writing by Owner.

6.2 NON-REIMBURSABLE COSTS -- It is understood that the reimbursable costs specified in Section 6.1 hereof, except for those items of indirect cost covered by paragraphs j and k of said Section 6.1, consist of direct out-of-pocket expenses and costs incurred by Contractor in the performance of the Work hereunder and shall not include indirect costs and expenses attributable to the Work in the home office of Contractor. Without limiting the generality of the foregoing, reimbursable costs shall not include:

         a. The cost of any item which, by the terms of the Contract, is expressly stated to be a non-reimbursable cost.

         b. Salaries of home office personnel unless assigned to the Work on a temporary basis.

         c.      Interest on Contractor's capital.

         d. Depreciation or amortization of any kind by Contractor at locations other than the mine site.

         e. License fees ordinarily obtained by Contractor necessary to permit the engineering portion of the performance of the Work.

         f.      Allowances for Contractor's profit.

         g. Royalties paid by Contractor for the use of any patented inventions in connection with the Work unless the use thereof shall have first been specified or approved by Owner.

6.3 ADVANCE OF FUNDS -- On or before the 20th day of each calendar month during the performance of the Work hereunder, Contractor will furnish Owner with its estimate of the expenditures to be incurred by Contractor in the next succeeding calendar month, whereupon Owner shall by the end of the month during which such estimate is forwarded, advance to Contractor the amount stated therein, adjusted as hereinafter set forth. The estimate so established shall be reviewed and approved by Owner. Not later than the 20th day of each calendar month after the effective date of this Contract, Contractor shall prepare and submit to Owner invoices for that portion of the Work performed by Contractor during the preceding month.

         Should the total amount, including all amounts reimbursable under ARTICLE SIX hereof set forth in such invoices be greater than the estimated amount advanced to Contractor for such month, Owner shall pay to Contractor the difference promptly after the receipt of such invoices. Should such total amount set forth on such invoices (with the exception above provided) be less than the estimated amount advanced to Contractor for such month, the difference shall be deducted from the next estimate to be forwarded to Owner. The invoices submitted by Contractor to Owner pursuant to this provision shall be certified and accompanied by such information as Owner may reasonably request.

6.4 AVAILABILITY OF RECORDS -- Contractor shall keep and maintain adequate records of all reimbursable costs to be paid under this ARTICLE SIX, which records shall be available in Contractor's home office and its office at the site of the Work for inspection and audit by Owner and Owner's firm of auditors at all reasonable times. In addition thereto, they shall have the right to inspect and audit any of the books, records, or original data of Contractor used by it in determining such reimbursable costs and also shall have access to the Work and may conduct spot checks in the field to determine the accuracy of such records and data.

                                 ARTICLE SEVEN
                                    PAYMENT

7.1 CONTRACTOR'S FEE -- Owner agrees that it will pay, and Contractor agrees that it will accept, as its sole compensation for the performance of the Work, as defined herein, other than reimbursement of costs as provided in article six hereof, a Fixed Monthly Fee in the amount of Fifteen Thousand Dollars ($15,000). Should the work proceed for a period in excess of twelve
(12) months, the fee will become a subject for further negotiations.

                                 ARTICLE EIGHT
                                   INSURANCE

         Contractor shall provide and maintain at all times during the performance of this Contract, the following insurance policies:

8.1 WORKERS COMPENSATION. Through the State Industrial Insurance System for the State of Nevada -- with statutory limits. Employers liability will be maintained in the amount of $1,000,000.

8.2      COMMERCIAL GENERAL LIABILITY.  Limits shall be:

                          General Aggregate                         $2,000,000
                          Products/Comp Ops AGG.                    $2,000,000
                          Personal & Advertising Injury             $1,000,000
                          Each Occurrence                           $1,000,000

Commercial general liability shall include personal injury including bodily injury and death, property damage, products completed, operations and contractual liability hereunder (including but not limited to all work performance and operation of automobiles, trucks and other vehicles) including explosion, collapse and underground hazards.

8.3 BUSINESS AUTO POLICY. $1,000,000 combined single limit bodily injury and property damage including owned, hired and non-owned vehicles.

8.4      UMBRELLA LIABILITY. $5,000,000 each occurrence, $5,000,000 aggregate.

8.5 INSURANCE COVERAGE. Insurance shall be maintained in full force and effect in a company or companies satisfactory to the Owner, at Contractor's expense, and until performance in full hereof has been accomplished and final payment has been issued in evidence thereof. Such insurance shall be subject to the requirement that the Owner must be notified by thirty (30) days' written notice before cancellation of any such policy. Certificates of insurance as required must be filed with the Owner within thirty days of the date hereof.

8.6 ADDITIONAL INSURED. The owner and any other party required by the Owner to be indemnified under the Contract document shall be named as an additional insured on the contractor's policy. All such insurance shall be policies held by the Owner or any other additional insured.

8.7 INSURANCE CERTIFICATES -- Prior to commencement of Work, Contractor shall furnish to Owner certified copies of the securing and maintenance in force and payment of premiums on all coverage which it is obligated to furnish under the provisions hereof. Contractor may, at its own cost and expense, secure and maintain such additional insurance coverage as it shall regard as adequate for its purposes. If Contractor purchases such additional insurance, then Owner shall be included as a named insured. All insurance certificates to be provided by Contractor must be satisfactory to Owner as to insurance carriers covering the risks and must bear a cancellation clause providing at least thirty (30) days advance written notice to Owner. Contractor shall have all policies endorsed to include interest of Owner.

         Upon receiving approval from Owner that insurances to be secured by Contractor are satisfactory as to type and amount, all such costs of insurance, including all deductibles and premiums, shall be reimbursable under ARTICLE SIX hereof.

8.8 BOND -- The Contractor and the Owner agree not to procure a bond in excess of the Contractor's License Bond.

8.9 SUBCONTRACTORS' INSURANCE -- Contractor shall require each of its Subcontractors to procure and maintain during the time any Work is being performed, the following insurance coverages:

         a. WORKERS COMPENSATION. Through the State Industrial Insurance System for the State of Nevada -- with statutory limits. Employers liability will be maintained in the amount of $1,000,000.

         b.      COMMERCIAL GENERAL LIABILITY.  Limits shall be:

                          General Aggregate                         $1,000,000
                          Products/Comp Ops AGG.                    $1,000,000
                          Personal & Advertising Injury             $1,000,000
                          Each Occurrence                           $1,000,000

                 Commercial general liability shall include personal injury including bodily injury and death, property damage, products completed, operations and contractual liability hereunder (including but not limited to all work performance and operation of automobiles, trucks and other vehicles) including explosion, collapse and underground hazards.

         c. BUSINESS AUTO POLICY. $1,000,000 combined single limit bodily injury and property damage including owned, hired and non-owned vehicles.

                                  ARTICLE NINE
                                     TAXES

9.2 All Federal, State and local taxes, except income taxes, shall be reimbursable under ARTICLE SIX, except as hereinafter provided. The Contractor will review all purchases and pay Nevada Sales and Use Tax only on those items not otherwise exempt under the provisions of the Nevada Sales and Use Tax Law. The Contractor will supply Owner with sufficient detail of purchases made to enable Owner to ascertain the correct application of the statutory Sales and Use Tax exemptions. Owner will reimburse the Contractor for any Nevada Sales and Use Tax properly assessed and paid by the Contractor for material purchase for the Work.

                                  ARTICLE TEN
                                    GENERAL

10.1 NOTICES -- Any notice required or permitted to be given pursuant hereto shall be given in writing and delivered personally or by registered or certified mail to the parties at the following respective addresses set forth below or at such other addresses as the parties may from time to time designate in writing:

        If to Owner:                  Chris Michaels
                                      Nevada Manhattan Mining Co.
                                      5038 N. Parkway, Suite 100
                                      Calabasas, California 91302

                              cc:     William R. Wilson
                                      410 - 17th Street, Suite 1375
                                      Denver, Colorado 80203

        If to Contractor:             Robert J. Martin
                                      Harrison Western Construction Corporation
                                      1208 Quail Street
                                      Lakewood, Colorado 80215

10.2 OWNERSHIP OF DATA -- All plans, drawings, specifications and the like relating to the Work (hereinafter called "data") furnished by or for Contractor and any inventions of Contractor conceived and first actually reduced to practice as a part of the Work, including patent rights thereon, shall be and remain the property of Owner. Upon completion, or upon any prior termination of the Contract, Contractor shall deliver to Owner a complete corrected set of original or duplicate tracings of the work as completed and such additional copies of drawings made therefrom as Owner may request. Provided, however, that Contractor may retain copies of all essential specifications, drawings, blueprints and engineering data necessary to constitute a record of the work done by Contractor and shall have the right, subject to the non-disclosure provisions of this Section 10.2, to freely use such data in connection with its business activities.

         In the event Owner shall request or otherwise advise Contractor to incorporate in the Work any invention of Owner the subject matter of which is covered by a valid patent under the laws of the United States, Canada or any other country, Contractor shall not utilize the subject matter of said invention without the written consent of Owner for any purpose other than performance of work under this Contract until such time as such patent shall have expired. In the event Owner shall desire Contractor to utilize any invention of Owner which is covered by a pending patent application, the parties agree to arrive at a mutually satisfactory agreement relative to disclosure of such invention to Contractor prior to any such disclosure. Owner agrees to defend and save Contractor harmless from and against any and all claims of infringement of proprietary rights of others, including patents, arising out of Contractor's use, in connection with the performance of this Contract, of technical information obtained from or through Owner in connection with the performance of this Contract.

         Contractor agrees that it will not divulge to third parties, without the written consent of Owner, any information obtained from or through Owner or any other Contractor of Owner in connection with the performance of this Contract unless,

         a. the information is known to Contractor prior to obtaining same from Owner,

         b. the information is, at the time of disclosure by Contractor, then in the public domain, or

         c. the information is obtained by Contractor from a third party who did not receive the same, directly or indirectly, from Owner. Contractor further agrees that it will not, without the prior written consent of Owner, disclose to any third party any information developed or obtained by Contractor in the performance of this Contract, except to the extent that said information falls within one of the categories described in a, b, or c above. This restriction as to disclosure of information set forth above shall terminate at the expiration of three (3) years from the date hereof.

         For purposes of this paragraph, Contractor shall have met its obligation if it notifies its employees, concerned with the Work, of the aforesaid non-disclosure obligation and requests such employees to prevent unauthorized publication or disclosure of said technical information and to this end ensures that each Contractor's employee, concerned with the Work, signs a Contractor's 'Secrecy Agreement' in which the employee protects the Owner and Contractor against non-disclosure of technical information.

         Owner shall advise Contractor of the form of title block to be used on all drawings and give such other reasonable directions regarding the preparation of drawings as Owner may determine from time to time.

10.3 DRAWINGS AND SPECIFICATIONS -- All design drawings and specifications will be in accordance with generally accepted procedures and practices common to this type of work and in compliance with all applicable Federal, State, and local regulations and guidelines. The Contractor shall be responsible for the professional and technical accuracy and the coordination of all designs, drawings, specifications, and other work or materials furnished by the Contractor under this Contract. The Contractor shall without additional cost or fee to the Owner correct or revise any errors or deficiencies in Contractor's drawings or specifications.

10.4 CONTINUANCE OF WORK -- Notwithstanding any disagreement or disputes between the parties hereto as to any provisions hereof, there shall be no interruption of the Work during the continuance of any dispute or disagreement.

10.5 ASSIGNMENT -- The Contractor shall not assign this Contract or sublet the Work or any part thereof without the prior written consent of the Owner, and any such assignment or sub-letting with such consent shall not relieve the Contractor from its responsibility for the performance of the Work in accordance with the terms hereof or from its responsibility for the performance of any other obligations hereunder. The Contractor shall not assign any moneys due or to become due to it hereunder without the previous written consent of the Owner.

10.6 WAIVER -- No waiver, indulgence, or consent to depart from, or violation of, any provisions of this Contract, by either party shall be construed as continuing, nor shall it affect or constitute a waiver of any other rights, privilege, duty or obligations of either party hereto.

10.7 CAPTIONS -- The captions of the ARTICLES of this Contract are for ease of reference only and are to be disregarded in considering the meaning and intent hereof.

10.8 THE OWNER'S RIGHT TO DO WORK -- If the Contractor shall neglect to prosecute the Work properly or fail to perform any provision of the Contract, the Owner, after thirty (30) days' written notice to the Contractor may, without prejudice to any other remedy the Owner may have, make good such deficiencies.

10.9 USE OF COMPLETED PORTIONS -- The Owner shall have the right to take possession of and use any completed or partially completed portions of the Work, notwithstanding that the time for completing the entire Work or such portions may not have expired; such taking of possession and use shall be deemed an acceptance of any Work not completed in accordance with this Contract.

10.10 LAW GOVERNING -- This Contract shall be interpreted, construed and enforced in accordance with the laws of the State of Nevada.

10.11 THIRD PARTY BENEFICIARY -- Nothing in this Contract, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than the parties hereto, any right, remedy or claim under or by reason of this Contract or any covenant, condition or agreement hereof. The covenants, conditions and agreements in this Contract contained shall inure to the benefit of, and shall be for the sole and exclusive benefit of, the parties hereto and their respective successors and assigns, to the exclusion of the rights of any third party beneficiaries.

10.12 FORCE MAJEURE -- Any delays in or failure of performance by either party under this Contract shall not constitute default hereunder or give rise to any claim for damages which may be caused by circumstances reasonably beyond the control of the party concerned, including, but not limited to, decrees or orders of Government, acts of God, strikes, or other concerted actions of workmen, fires, floods, explosions, riots, war, rebellion and sabotage.

10.13 WARRANTY -- Contractor warrants all of the materials entering into the Project covered by the Specifications are to be first-class and new, unless otherwise specified, and shall conform to the Specifications.


                                 ARTICLE ELEVEN
                            TERMINATION - SUSPENSION

11.1 Owner shall have the right at any time to terminate this Contract and at its sole discretion stop the Work hereunder for any reason whatsoever. Such right shall be exercised by giving the Contractor thirty (30) days' written notice of its intention to terminate, setting forth the date of such termination and the extent of the services to be performed by Contractor prior to such termination. In such case, Contractor shall be entitled forthwith upon the completion of such services as it may be required to perform under this Contract and such notices of termination to be paid in full for all legitimate claims arising under this Contract including: (i) Fee payable pursuant to ARTICLE SEVEN hereof, less any part of said Fee previously paid pursuant to ARTICLE SEVEN; (ii) any costs reimbursable under ARTICLE SIX hereof not previously paid by Owner; (iii) all reasonable costs incurred by Contractor in connection with the stoppage of the Work, if not for cause; and (iv) less any amounts advanced by Owner to Contractor pursuant to ARTICLE SIX and not previously credited against Contractor's invoices as therein provided.



                                 ARTICLE TWELVE
                               COMPLETION OF WORK

12.1 Contractor shall use its best efforts to complete the Work expeditiously on or before the dates referred to in Section 2.1. When, in the opinion of Contractor, the Work under this Contract, or any individual unit thereof, has been completed, Contractor shall give the Owner's Representative notice in writing that said Work, or individual unit thereof, is ready for inspecting (and/or testing where applicable) preparatory to acceptance by Owner. Thereupon, the Owner's Representative shall within a reasonable time inspect the Work, or individual unit thereof, and at the Owner's Representative's option arrange for appropriate mechanical and operational tests to demonstrate that Contractor has performed satisfactorily its Work under this Contract. Upon successful completion of inspection and tests, the Owner's Representative shall promptly give notice to Contractor in writing of his acceptance of the Work, or individual unit thereof, as the case may be, or shall notify Contractor of Work to be done by Contractor prior to acceptance. Upon satisfactory performance by Contractor of work mentioned in said notice and successful completion of inspection and tests of such Work, the Work, or individual unit thereof, shall be deemed accepted by Owner and such acceptance shall be confirmed in writing.

                                ARTICLE THIRTEEN
                                   ARBITRATION


13.1 All disputes under this Contract, whether as to its validity, interpretation, or performance, shall be subject to arbitration, and shall be submitted to arbitration at the request of either party to the dispute. The Contractor shall not cause a delay of the Work during an arbitration proceedings, except by agreement with the Owner. The arbitration proceedings shall be conducted pursuant to the applicable law of the State of Nevada and shall be commenced as follows:

         a. Either party may institute such arbitration by notice in writing to the other specifying the question or questions to be submitted to arbitration and naming a disinterested and qualified person to act as arbitrator.

         b. Within thirty (30) days after receipt of such written notice, the other party shall name a second disinterested and qualified person to act as arbitrator and shall give notice in writing thereof to the party instituting the arbitration.

         c. The first two arbitrators so named shall forthwith select a third disinterested and qualified arbitrator and shall give written notice to both parties informing them of the selection so made and fixing a date within a reasonable time at Los Angeles for the hearing of the question or questions submitted to arbitration.

         d. In case the party first notified of the institution of the arbitration shall neglect or refuse to name an arbitrator within the time hereinabove specified or in case the first two arbitrators chosen by any method shall fail to agree upon a third arbitrator within thirty (30) days after the appointment of the second arbitrator, then such second or third arbitrator or both, as the case may be, shall upon the application of either party be appointed by a Judge of the United States District Court, located in Nevada.

         e. The decision of the arbitrators shall be made in writing with reasonable promptness after completing the hearing or hearings thereon and a decision signed by a majority of the arbitrators shall be final and binding upon both parties.

         f. The expense of any such arbitration, including reasonable compensation for the arbitrators, shall be borne and paid equally by the parties or as the arbitrators otherwise direct.

                                ARTICLE FOURTEEN
                          EQUAL EMPLOYMENT OPPORTUNITY

14.1 The Contractor agrees that it will conform to all statutes and laws, both State, Federal and local, and any regulations thereunder, to provide equal employment opportunity for all individuals without regard to race, creed, color, national origin, religion, sex or age.

                                ARTICLE FIFTEEN
                               WITHDRAWAL OF WORK

15.1 Owner reserves for its own convenience the right to withdraw from the Work to be performed by Contractor any portion or portions thereof from time to time, and to do or perform such portion or portions of the Work for its own account, or to contract for the doing or performance of said Work by others.

         IN WITNESS WHEREOF, the Owner and the Contractor, respectively, have caused this Contract to be duly executed in duplicate by them and on their behalf as of the day and year first above written.

                                           OWNER:

                                           NEVADA MANHATTAN MINING, INC.

                                           By   C.D. MICHAELS
                                              ----------------------------------


                                           Attest   JEFFREY S. KRAMER
                                                  ------------------------------


                                           CONTRACTOR:

                                           HARRISON WESTERN CONSTRUCTION
                                           CORPORATION

                                           By  ROBERT J. MARTIN
                                              ----------------------------------

                                           Attest  JEFFREY S. KRAMER
                                                  ------------------------------

                                    APPENDIX

                                  LABOR COSTS

                             SALARY RANGE SCHEDULE
                                HOURLY EMPLOYEES

Classification                         Base Rate                  Health & Welfare
______________________________________________________________________________________
Shift Leader/Foreman                      $20.00                        $1.35

Miner                                     $18.00                        $1.35
Mechanic                                  $18.00                        $1.35
Surface Laborer                           $12.00                        $1.35
Payroll Burdens
FICA & Medicaid                             7.65%
Federal Unemployment                        0.08%
State Unemployment                          3.00%
Workers Compensation                       20.84%

                                                               SALARIED EMPLOYEES
Project Superintendent                    $5,200/month                  $200/month

Personnel utilized on an occasional basis will be charged at the following rates, which rates include burdens, fringes and salary:

Project Manager (R.  Martin)                                             $60/hour

Staff Engineer (D.  Provost, S. Johnson)                                 $48/hour
Drafter (B.  Hromyk)                                                     $40/hour
Clerical/Secretarial (C.  Thomas, K. Sims)                               $25/hour

                                    APPENDIX

                             EQUIPMENT RENTAL RATES

1. Company-Owned Equipment (bore rental maintenance, parts, fuel, lube and consumables NIC)

         Air Drills (jacklegs, stopers, sinkers)                      $100/month/each
         2-cy LHD                                                     $2,400/month
         1 cy LHD                                                     $1,800/month
         10-ton underground truck                                     $4,700/month
         Slusher                                                      $500/month
         1050 cfm diesel compressor                                   $3,600/month
         13-hp pump                                                   $500/month
         20-hp vent fan                                               $540/month
         Air pump                                                     $180/month
         Cat 955 loader                                               $4,800/month
         Shop van (parts van)                                         $250/month
         1-ton flat bed                                               $600/month
         Pick-up truck                                                $500/month
         Welder-diesel                                                $230/month

         Additional company-owned equipment will be charged at 85% of the unadjusted monthly rate contained in the current edition of the Rental Rate Blue Book published by DataQuest.

2. Thirty party equipment will be at invoice cost including delivery charges and taxes.

                          [PRELIMINARY BUDGET SET NEW]

                         NEVADA MANHATTAN MINING, INC.
                                PH. 818-591-4400
                         5038 N. PARKWAY CALABASAS #100
                              CALABASAS, CA 91302



EXPLANATION                                        AMOUNT
-----------                                        ------
MINE PRODUCTION                                                        90-3856-1222

                                                                          CHECK
                                                                          AMOUNT

                                                                        $100,000.00

                                                                           [LOGO]


                                 PAY AMOUNT OF
                          ONE HUNDRED THOUSAND DOLLARS

                                                         WITH US                  STATE                   CHECK
DATE                 TO THE ORDER OF         GROSS      INC. TAX     FICA       INC. TAX       SDI       NUMBER
-----------------------------------------------------------------------------------------------------------------
6-11-96          HARRISON WESTERN                                                                         17657

-----------------------------------------------------------------------------------------------------------------
                                                                       DESCRIPTION
                                             --------------------------------------------------------------------


                              CHARTER PACIFIC BANK
                                AGOURA, CA 91301